Exhibit (h)(9)

Dated: April 17, 2006

Form of Exhibit 1

To Transfer Agency and Service Agreement

LIST OF PORTFOLIOS

Munder Series Trust

Institutional Money Market Fund

Liquidity Money Market Fund

Munder Balanced Fund

Munder Bond Fund

Munder Cash Investment Fund

Munder Energy Fund

Munder Index 500 Fund

Munder Intermediate Bond Fund

Munder International Bond Fund

Munder International Equity Fund

Munder Internet Fund

Munder Large-Cap Core Growth Fund

Munder Large-Cap Value Fund

Munder Micro-Cap Equity Fund

Munder Mid-Cap Core Growth Fund

Munder Real Estate Equity Investment Fund

Munder S&P® MidCap Index Equity Fund

Munder S&P® SmallCap Index Equity Fund

Munder Small-Cap Value Fund

Munder Small-Mid Cap Fund

Munder Tax-Free Money Market Fund

Munder Tax-Free Short & Intermediate Bond Fund

Munder Technology Fund

Munder Series Trust II

Munder Healthcare Fund

The Munder @Vantage Fund

Munder @Vantage Fund

MUNDER SERIES TRUST
MUNDER SERIES TRUST II
THE MUNDER @VANTAGE FUND		PFPC INC.

By:	/s/ Amy D. Eisenbeis	By:	/s/ Michael DeNofrio
Name:	Amy D. Eisenbeis	Name:	Michael DeNofrio
Title:	Assistant Secretary	Title:	Executive Vice President